Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

We hereby consent to the use in this Registration Statement on Form S-4 of Quality Distribution, LLC of our reports dated March 11, 2011 relating to the financial statements and the effectiveness of internal control over financial reporting of Quality Distribution, Inc., which appear in such Registration Statement. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Tampa, FL

April 15, 2011